UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

COLEMAN CABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33337	36-4410887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)

(847) 672-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

Coleman Cable, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 1, 2012. At the Annual Meeting, Messrs. David Bistricer, Dennis J. Martin, and Denis E. Springer were re-elected to serve as directors of the Company until the Annual Meeting in 2015. Additionally, the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2012 was ratified by the shareholders. The certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1: Election of Directors

NAME	FOR	WITHHELD
David Bistricer	12,799,830	512,359
Dennis J. Martin	12,951,627	360,562
Denis E. Springer	13,033,880	278,309

Proposal No. 2: Ratification of Appointment of Independent Auditors

FOR	AGAINST	ABSTAIN
15,063,125	165,339	3,226

Item 8.01. Other Events.

On May 2, 2012, the Company issued a press release announcing that its Board of Directors has adopted a quarterly cash dividend plan for its common stock effective with the quarter ended March 31, 2012. The Board of Directors declared the first quarterly dividend of $0.02 per common share, payable on May 30, 2012, to shareholders of record as of May 15, 2012.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release issued by Coleman Cable, Inc. on May 2, 2012.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.

Date: May 3, 2012	By:	/s/ Richard N. Burger
		Name:	Richard N. Burger
		Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Coleman Cable, Inc. on May 2, 2012.